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                                                                       EXHIBIT N

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Experts" and to the use of our report dated January 4, 2001 in the Registration Statement (Form N-2) of Nuveen Connecticut Dividend Advantage Municipal Fund filed with the Securities and Exchange Commission in the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-55626) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09465)


                                                       /s/ ERNST & YOUNG LLP

Chicago, Illinois
March 8, 2001